UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 25, 2011

CYBERMESH INTERNATIONAL CORP.
(Exact name of registrant as specified in its charter)

Nevada	000-52207	98-0512139
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2517 Indian Farm Lane NW
Albuquerque, NM 87107
 (Address of principal executive offices and Zip Code)

505-359-5002
Registrant's telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

ITEM 1.01. ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On August 25, 2011, the Registrant and Da He LLC, a Florida limited liability company (“Investor”) entered into an amendment (“Amendment”) to a certain Equity Line Financing Agreement (“Agreement” – as filed as Exhibit 10 to Registrant’s Current Report on Form 8-K filed with the SEC on March 29, 2011) between the parties.  Pursuant to the terms of the Amendment: (i) the Effective Date of the Agreement has been amended to August 25, 2011; (ii) the Purchase Price of the Common Stock has been reduced to $0.02 per share; (iii) aggregate Investment Amount has been reduced to $600,000; and (iv) the maximum number of shares of Common Stock issuable pursuant to the Agreement has been increased to 30,000,000.

The foregoing description of the Amendment is qualified in its entirety by reference to the full text of the Amendment which is filed as Exhibit 10 hereto.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS

(d)   Exhibit

      10    Amendment to Equity Line Financing Agreement dated August 25, 2011 between Registrant and Da He, LLC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 29, 2011.

CYBERMESH INTERNATIONAL CORP

/s/ John Samuel Porter

John Samuel Porter
President